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                                                                    EXHIBIT 10.4


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. THIS SECURITY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.



                               10% Discount Note
                                    Due 2021

Certificate No. 6                                  Principal Amount: $30,644,630



                 American-Amicable Holdings Corporation, a Delaware corporation (the "Company"), which term includes any successor entity, for value received promises to pay to PennCorp Financial Group, Inc., a Delaware corporation (the "Holder"), or registered assigns, the principal sum of $30,644,630 on December 31, 2021, and to pay interest quarterly on each March 31, June 30, September 30 and December 31 (each an "Interest Payment Date"), commencing June 30, 1996 on said principal sum from the most recent Interest Payment Date to which interest on this Security has been paid or duly provided for unless the date hereof is a date to which interest on this Security is paid or duly provided for, in which case from the date of this Security.

                 Payments of the principal of and interest on this Security will be paid to the Holder at the principal executive offices of the Company in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, such payments may be made by check mailed to the Holder at its address shown on the records of the Company. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.
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                                       1.

                                   REDEMPTION

                 1.1 Optional Redemption; Prices. The Company at its option may, at any time, redeem all, or from time to time any part, of this Security upon payment of 100% of the outstanding principal amount of this Security plus accrued interest to the date fixed for redemption.

                 1.2 Notice of Redemption. Notice of redemption to the Holder shall be given by giving notice of such redemption at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder.

                 The notice of redemption to the Holder shall specify the principal amount of this Security, as applicable, to be redeemed, the date fixed for redemption, the redemption price, the place of payment, that payment will be made upon presentation and surrender of this Security, that such redemption is pursuant to the right of optional redemption provided herein, that interest accrued, if any, to the date fixed for redemption will be paid as specified in said notice and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. In case this Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of this Security, a new Security in the principal amount equal to the unredeemed portion thereof will be issued.

                 1.3 Payment of Security Called for Redemption. If notice of redemption has been given as above provided, this Security or portions thereof specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, if any, and on and after said date (unless the Company shall default in the payment of this Security at the redemption price, together with interest accrued to said date, if any) interest on this Security or portions thereof so called for redemption shall cease to accrue. On presentation and surrender of this Security at the place of payment specified in said notice, this Security or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

                 If this Security or portions thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date fixed for redemption at the rate borne by this Security.





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                 Upon presentation of this Security redeemed in part only, the
Company shall execute and deliver to or on the order of the Holder, a new Security in a principal amount equal to the unredeemed portion of this Security so presented.

                 1.4 Mandatory Sinking Fund. As and for a mandatory sinking fund for the retirement of this Security, the Company will, except as hereinafter provided, redeem on each March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2002, 1.25% of the principal amount of this Security outstanding as of the immediately preceding January 1, plus accrued interest, if any, to the redemption date at a redemption price equal to 100% of the principal amount to be so redeemed. In lieu of making all or any part of any mandatory sinking fund payment in cash, the Company may, at its option, credit against such payment any portion of this Security previously redeemed (other than pursuant to a mandatory sinking fund payment) or repaid or retired. Each redemption of this Security pursuant to a mandatory sinking fund payment shall be effected in a manner substantially similar to the manner in which an optional redemption of this Security is made pursuant to Sections 1.2 and 1.3 hereof.


                                       2.

                               OTHER INDEBTEDNESS

                 The Company, for itself and its successors, agrees that it shall not, for so long as principal or interest on this Security remains outstanding, incur any Indebtedness which expressly ranks senior in right of payment of principal and interest on this Security.

                                       3.

                                    REMEDIES

                 3.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

                 (a) default in the payment of any interest upon this Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of the principal of, or premium, if any, on this Security, or any portion thereof, as and when the same shall become due and payable, either at maturity upon any redemption or otherwise; or

                 (c) failure by the Company or any of its Subsidiaries to make any payment or payments in respect of Indebtedness of the Company or any of its Subsidiaries having a principal amount of $2 million or more, individually or in the aggregate, when such





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         payment is due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);
         or

                 (d) the occurrence of any event that results in the acceleration of any Indebtedness of the Company or any of its Subsidiaries having a principal amount of $1 million or more, individually or in the aggregate, when such payment is due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); or

                 (e) a final nonappealable judgment or judgments involving liability for the payment of money in excess of $2 million in the aggregate are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments have not been discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered; or

                 (f) the entry by a court of competent jurisdiction of any order or decree under any Bankruptcy Law (as defined below) (i) for relief against the Company or any Subsidiary in an involuntary case or proceeding, (ii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or any substantial part of their respective properties, or (iii) ordering the liquidation of the Company's or any Subsidiary's affairs, and the continuance of any order or decree unstayed and in effect for a period of 60 consecutive days; or

                 (g) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law, or the consent by the Company or any Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, or the consent by the Company or any Material Subsidiary to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its properties, or the making by it of a general assignment for the benefit of creditors.

                 For the purposes of this Section 3.1, "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

                 3.2 Acceleration of Maturity; Rescission. If an Event of Default (other than an Event of Default specified in Section 3.1(f) or 3.1(g) relating to the Company) occurs and is continuing, the Holder by notice to the Company may declare the principal of, premium, if any, and accrued and unpaid interest on, this Security to be due and payable immediately. If an Event of Default specified in Section 3.1(f) or 3.1(g) relating to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on, this Security shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the





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Holder.  The Holder may rescind and annul any such acceleration and its consequences if (a) all existing Events of Default, other than the non-payment of the principal of this Security that has become due solely by such declaration of acceleration have been cured or waived, (b) to the extent the payment of such interest is lawful, interest on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 3.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 3.4 Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this
ARTICLE III or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.


                                       4.

                                  DEFINITIONS

                 4.1     Definitions.

                 (a) "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by or pursuant to law, regulation or executive order to close.

                 (b) "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 (c)     "Event of Default" has the meaning specified in
        Section 3.1.

                 (d) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial





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        Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

                 (e) "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any credit support and the payment of amounts drawn down by letters of credit.

                 (f) "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit (other than standby letters of credit incurred by such Person in the ordinary course of business) or other similar instruments (or reimbursement obligations wit respect thereto),
        (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien an any assets of such Person, whether or not such Indebtedness is assumed by such Person, and (vii) all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount at such date of all unconditional obligations described above, as such amounts would be reflected on a balance sheet prepared in accordance with GAAP, the maximum liability at such date of such Person for any contingent obligations described above and, in the case of clause (vi), the lesser of (A) the fair value (as determined in good faith by the Company's Board of Directors) of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the principal amount of the Indebtedness secured as such amount would be reflected on a balance sheet prepared in accordance with GAAP.

                 (g) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).





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                 (h)     "Officer's Certificate" means a certificate signed by
        the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President or any Vice President and delivered to the Holder.

                 (i) "Person" or "person" means any individual, corporation, partnership, joint venture, unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                 (j)     "Security" means this 10% Discount Note Due 2021.

                 (k) "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of common equity generally entitled to vote in the election of directors is owned by such Person directly or through one or more of the Subsidiaries of such Person, and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the common equity generally entitled to vote in the election of directors or other similar Persons that will control the management and policies of such entity.

                                       5.

                                 MISCELLANEOUS

                 5.1 Effect of Headings. The ARTICLE and Section headings herein are for convenience only and shall not affect the construction hereof.

                 5.2 Successors and Assigns. All covenants and agreements in this Security by the Company shall bind its successors and assigns, whether so expressed or not.

                 5.3 Separability Clause. In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 5.4 GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 5.5 No Recourse Against Others. A past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security for any claim based on, in respect of or by reason of, such





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obligations or their creation.  The Holder, by accepting this Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

                 5.6 Notices. Any notice or other communication given pursuant to this Security must be in writing and (a) delivered personally, (b) sent by telefacsimile or other facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

                 (x)     If to the Company:

                         American-Amicable Holdings Corporation
                         745 Fifth Avenue, Suite 500
                         New York, New York  10151
                         Attention: Chief Financial Officer
                         Facsimile Number: (212) 758-5442

                 (y)     If to the Holder:

                         PennCorp Financial Group, Inc.
                         745 Fifth Avenue, Suite 500
                         New York, New York  10151
                         Attention: Chief Financial Officer
                         Facsimile Number: (212) 758-5442

All notices and communications required or permitted under this Security that are addressed as provided in this Section, will (a) if delivered personally or by overnight express, be deemed given upon delivery; (b) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (c) if sent by registered or certified mail, be deemed given when received. The Company or the Holder from time to time may change its address for the purpose of notices to such Person by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.





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                 IN WITNESS WHEREOF, the Company has caused this Security to be executed on the 1st day of July, 1996, on its behalf by a duly authorized officer.


                                        AMERICAN-AMICABLE HOLDINGS CORPORATION



                                        By: /s/ SCOTT D. SILVERMAN
                                           ------------------------------------
                                        Name:  Scott D. Silverman
                                        Title: Senior Vice President,
                                               Secretary and General Counsel





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